News Release


Date:
                   Dec. 11, 1997

Contact:
                   John Hecht
                   Chief Financial Officer
                   815-961-2787

                   Greg Sprawka
                   Controller
                   815-961-7178


                AMCORE FINANCIAL INC., ANNOUNCES COMMON STOCK
                               REPURCHASE PLAN


        ROCKFORD, IL. -- AMCORE Financial, Inc. announced today that its Board of Directors has authorized the repurchase of up to 270,000 shares of its common stock. The repurchased shares are intended to be issued for the specific purpose of acquiring Investors Management Group, LTD (IMG). The repurchase of shares of common stock will be accomplished, depending upon market conditions, through open market or privately negotiated transactions.

        A definitive agreement was signed September 30, 1997 to combine asset management operations with IMG, Iowa's largest independent asset management firm. This acquisition is anticipated to close mid-February, 1998 and will be accounted for as a purchase.

        AMCORE Financial, Inc., headquartered in northern Illinois, is a financial services company with assets of over $3.7 billion operating in 41 locations in Illinois and 13 in Wisconsin. The company has five financial services companies: AMCORE Investment Group, N.A., including trust services, a capital management company, a brokerage company and the AMCORE Vintage family of mutual funds; AMCORE Mortgage, Inc.; AMCORE Consumer Finance Company, Inc.; AMCORE Insurance Group, Inc.; and Rockford Mercantile Agency, Inc., a bill collection service.

        This news release, other than historical financial and other information, may consist of forward-looking statements that involve risk and uncertainties, including the risks detailed from time-to-time in the company's SEC reports, including its annual Report on form 10-K for the year ended December 31, 1996. Actual results may vary materially.

        AMCORE common stock is listed on NASDAQ under the symbol "AMFI." AMCORE Financial, Inc. may be reached on the Internet at http://www.AMCORE.com.